SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 16, 2001

                        FBR ASSET INVESTMENT CORPORATION
             (Exact name of registrant as specified in its charter)



             VIRGINIA                     1-15049               54-1873198
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
          incorporation)                                     Identification No.)





     Potomac Tower,  1001  Nineteenth  Street North,  Arlington,  Virginia 22209
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (703) 469-1000


ITEM 5.

     On February 16, 2001, FBR Asset Investment Corporation issued a press release announcing that its Board of Directors has authorized the repurchase of an additional 500,000 shares of the Company's common stock.


     The following Exhibit is furnished as part of this report:


           Exhibit 99.1 Press release dated February 16, 2001, FBR Asset Investment Corporation Authorizes Share Repurchase.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FBR ASSET INVESTMENT CORPORATION



Date: February 16, 2001                         By:  /s/  Kurt R. Harrington
                                                     -----------------------

                                                Kurt R. Harrington
                                                Chief Financial Officer

      EX-99.1
             PRESS RELEASE


For Immediate Release
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
                                                      -----------------
Investor Contact:  Kurt R. Harrington (703)- 312-9647 or kharrington@fbr.com
                                                         -------------------

          FBR Asset Investment Corporation Authorizes Share Repurchase


ARLINGTON, Va., February 16, 2001 - FBR Asset Investment Corporation (AMEX: FB) today announced that its Board of Directors has authorized the repurchase of 500,000 shares of FBR Asset's common stock. The repurchases may be made from time to time at market prices or in privately negotiated transactions at the discretion of management. No minimum number or value of shares to be repurchased has been determined. Repurchased shares will be held as treasury stock and will be available for future issuance and for general corporate purposes.

FBR Asset, a Real Estate Investment Trust (REIT) formed in December 1997, invests in mortgages, mortgage-backed securities, and other real estate-related assets. As of December 31, 2000, the Company had $225.8 million in total assets, shareholders' equity of $86.8 million, a book value of $22.36 per share, and 3.9 million shares outstanding.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) currently has a 35 percent equity ownership interest in FBR Asset and has warrants to potentially own up to 46 percent of the company. The majority of FBR Asset's outstanding shares are owned by individual and institutional investors.

FBR Asset listed on the American Stock Exchange on September 29, 1999.

                                      # # #

         Statements concerning future performance, earnings, developments, expenditures, negotiation or other events, concerning expectations, plans, or objectives for future operations or for growth, concerning market forecasts, or filed backlog, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks, and uncertainties that might cause actual events, results, or developments to differ materially from stated expectations or current circumstances. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, demand for asset management services, available technologies, competition for business and personnel, and general economic, political, and market conditions.




         Note to Editors: Please note that "FBR Asset Investment Corporation" and "Friedman, Billings, Ramsey Group, Inc."are two different companies. FBR Asset is a REIT, which is required, as a result of its tax status, to pay a dividend. FBR Asset (AMEX:FB) is externally managed by Friedman, Billings, Ramsey Investment Management, Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc. Friedman, Billings, Ramsey Group, Inc. (NYSE:FBR) is a publicly held company, which has historically never paid a dividend. Friedman, Billings, Ramsey Group, Inc. is a minority owner of FBR Asset. Thank you.